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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


Date of report (Date of earliest event reported): June 27, 2002


                        SANCHEZ COMPUTER ASSOCIATES, INC.
              -----------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


       Pennsylvania                   0-21705                    23-2161560
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(State or Other Jurisdiction        (Commission              (I.R.S. Employer
      of Incorporation)             File Number)            Identification No.)


 40 Valley Stream Parkway, Malvern, PA                            19355
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(Address of Principal Executive Offices)                        (Zip Code)


Registrant's telephone number, including area code: (610) 296-8877

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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT


On June 27, 2002, the registrant determined to dismiss its auditors, Arthur Andersen LLP and to engage the services of KPMG LLP as its new independent auditors. The change in auditors will become effective immediately. This determination followed the registrant's decision to seek proposals from independent accountants to audit the financial statements of the registrant and was approved by the Audit Committee of the Board of Directors of the registrant. KPMG LLP will audit the financial statements of the registrant for the fiscal year ending December 31, 2002.

There were no disagreements with Arthur Andersen during the registrant's two most recent fiscal years and through the date of this report of any matters of accounting principles or practices, financial statement disclosures, or auditing scope and procedures, which if not resolved to the satisfaction of Arthur Andersen, would have caused Arthur Andersen to make reference to the matters in their reports.

During the registrant's two most recent fiscal years and through the date of this report, the registrant has no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The registrant provided Arthur Andersen LLP with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Arthur Andersen's letter, dated June 28, 2002, stating that it has found no basis for disagreement with such statements.

During the years ended December 31, 2001 and 2000 and through the filing date of this Current Report on Form 8-K, the registrant did not consult with KPMG LLP with respect to the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.




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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: July 3, 2002                  SANCHEZ COMPUTER ASSOCIATES, INC.


                                     By: /s/ TODD A. PITTMAN
                                         ------------------------------------
                                             Todd A. Pittman,
                                             Sr. Vice President
                                             and Chief Financial Officer



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                                  EXHIBIT INDEX


      DOCUMENT

16 Letter from Arthur Andersen LLP to Securities and Exchange Commission dated June 28, 2002.













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